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                                                                      EXHIBIT 99
                                                                      ----------


                       A.L. Pharma Inc. - 1983 Incentive
                         Stock Option Plan, as amended

1.   Purpose of the Plan.
     -------------------

     This 1983 Incentive Stock Option Plan (the "Plan") of A.L. Pharma Inc. (the "Company"), is designed to provide incentive to present and future executive, managerial, marketing, technical and other key employees of the Company and of its subsidiaries (hereinafter referred to as "Employees") by affording such Employees an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Class A Common Stock. By encouraging stock ownership by such Employees, the Company seeks to attract and retain in its and its subsidiaries' employ persons of exceptional competence and seeks to furnish an added incentive for them to increase their efforts on behalf of the Company.

2.   Administration.
     --------------

     This Plan shall be administered by a committee of the Board of Directors of the Company consisting of two or more directors (the "Options Committee") appointed for such purpose; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereof (the "Code"), and any implementing regulations (and any successor provisions thereof), so permit without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3 and the exemption from the limitations on the deductibility of certain executive compensation provided by Section 162(m), the Options Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion. The membership of the Options Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 and Section 162(m). No member of the Options Committee shall have within one year prior to his appointment received awards under the Plan or under any other plan, program or arrangement of the Company or any of its affiliates if such receipt would cause such member to cease to be a "disinterested person" under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Options Committee may cease to be a "disinterested person."

     All questions of interpretation and application of this Plan, of options granted hereunder (the "Options"), of any related agreements and instruments, and of the value of shares
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of Class A Common Stock subject to Options, shall be subject to the good faith determination of the Options Committee, which shall be final and binding. If for any reason an Options Committee shall not have been appointed, all authority and duties of the Options Committee under this Plan shall be vested in and exercised by the Board of Directors of the Company.

3.   Option Shares.
     -------------

     The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Class A Common Stock, par value $.20 per share (hereinafter referred to as the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 2,500,000/1/ shares; provided, however, that the type and aggregate number of shares which may be subject to Options granted hereunder shall be subject to adjustment in accordance with the provisions of paragraph 16 hereof, and further provided that if Incentive Stock Options (as defined below) are granted, the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which Options are exercisable for the first time by any single Employee during any calendar year shall not exceed $100,000. The maximum number of shares of Common Stock which any single Employee may acquire pursuant to a grant of Options (including under the alternative cash settlement right described below) in any one taxable year of the Company shall not exceed 100,000 shares of Common Stock (subject to adjustment in accordance with the provisions of paragraph 16 hereof). Such shares may be treasury shares or authorized but unissued shares.

     If for any reason the full number of shares covered by any Option are not issued before the Option expires or terminates, shares not issued under such Option shall again be available for the grant of Options under this Plan.

4.   Authority to Grant Options.
     --------------------------

     The Options Committee may grant Options from time to time to such eligible Employees as it shall determined; provided, however, that no Options may be granted to any person who is a member of the Options Committee at the time of such grant. Subject only to any applicable limitations set forth in this Plan, the number of shares of Common Stock which may be purchased pursuant to any Option shall be as determined by the Options Committee.

     In the discretion of the Options Committee, Options granted under this Plan may be "incentive stock options" as such term is defined in Section 422A of the Internal Revenue Code of 1986 ("Incentive Stock Options"), or Options which do not meet such definition. The option agreement with respect to any Option intended to qualify as an Incentive Stock Option shall so identify such Option.

- -------------------
/1/ Reflects 1985, 1986 and 1991 stock splits, additional shares approved at the 1986, 1988, 1989, 1991, 1993 and 1995 stockholders' meetings.
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5.   Limitation on Value of Shares Covered by Incentive Stock Options Granted to
     ---------------------------------------------------------------------------
     any Employee.
     ------------

     The aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which any employee may be granted Incentive Stock Options under this Plan and any other plans of the Company or any parent or subsidiary of the Company shall not exceed the amount permitted by
Section 422A of the Internal Revenue Code of 1986.

6.   Eligibility.
     -----------

     The individuals who shall be eligible to participate in the Plan shall be such Employees from the class of executive, managerial, marketing, technical and other key employees as the Options Committee shall determine from time to time.

7.   Option Price.
     ------------

     The price at which shares may be purchased pursuant to any Option shall be specified by the Options Committee at the time the Option is granted, and shall be equal to or greater than the fair market value, as determined by the Options Committee, of the shares of Common Stock on the date the Option is granted.

8.   Terms of the Options; Vesting.
     -----------------------------

     The Options Committee shall determine the term of each Option which shall in no event exceed ten years and one month from the date of grant. Unless the Committee shall otherwise determine at the time of grant, Options shall vest at the rate of 25% per year that the Employee holds such Option so that Options shall not become fully exercisable until four years from the date of grant. Accordingly, unless the Committee shall otherwise determine at the time of grant, Options cannot be exercised until one year after the Option has been granted and then 25% of the Option Shares may be purchased during the second year, 50% during the third year, 75% during the fourth year, and 100% after four years. Subject to the limitations contained in paragraph 12 hereof, the Options Committee may, in its discretion: (a) accelerate the time at which any outstanding Option or part thereof shall become exercisable and (b) extend the time during which any outstanding Option may be exercised, provided that no Option may be exercised more than ten years and one month after the date of grant. There shall be deemed to be part of the conditions and terms of every Option granted hereunder as an Incentive Stock Option each condition, term, limitation or restriction which is required under Section 422A of the Internal Revenue Code and the applicable regulations for such Option to qualify as an Incentive Stock Option.
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9.   Amount Exercisable.
     ------------------

     Each Option may be exercised, so long as it has vested and is valid and outstanding, from time to time, in part or in whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Options Committee in its discretion, may specify.

10.  Exercise of Options.
     -------------------

     Options shall be exercised by the delivery of written notice to the Company (Attention: Treasurer) setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) cash (including checks, bank drafts or postal or express money orders payable to the order of the Company) or (ii), if permitted by the Options Committee and in accordance with Section 10C, shares of Common Stock previously acquired, in an aggregate amount equal to the option price of such shares. As promptly as practicable after receipt of such written notification and payment and subject to Section 10B, the Company shall deliver to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided, that such delivery shall be deemed effected for all purposes when such certificates shall have been deposited in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph. For all purposes, an optionee shall be deemed to have exercised an Option and to have purchased and become the holder of the Option Shares as of the date the Company receives written notification of exercise and payment as provided herein and in Section 10B.

10A. Alterative Cash Settlement Method.
     ---------------------------------

     The Options Committee, in its discretion, may confer upon the grantee of any Option granted pursuant to this Plan the right to exercise, with respect to shares of Common Stock which could be purchased under an Option otherwise exercisable hereunder, an alternative cash settlement right as set forth below in lieu of purchasing shares under such Option. Such right may be conferred at the time the Options are granted or with respect to outstanding Options.

     The alternative cash settlement right shall mean the right, in lieu of purchasing shares under an Option which is otherwise exercisable under this Plan, to receive a payment in cash equal to the excess of the value of one share of Common Stock over the option price set forth in the Option times the number of shares as to which the alternative cash settlement right is exercised. Notwithstanding the other provisions of this Plan, exercise of an alternative cash settlement right (i) shall be subject to the approval of the Committee at the time of such exercise and (ii) may only be exercised in connection with and at the same time that an Option is being exercised under Section 10 of this Plan and may not be exercised with respect to more shares of Common Stock than are then being purchased upon such exercise under Section 10. For
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purposes of determining an alternative cash settlement, the value per share of
Common Stock shall be the closing price on the principal stock exchange on which the Common Stock is listed for trading on the date of the exercise of the Option (or, if no such closing price is available, the value shall be determined in such other manner as the Options Committee may deem appropriate).

     Exercise of alternative cash settlement rights shall be made by notice delivered to the Company as provided in Section 10 of this Plan. Exercise of an Option through exercise of an alternative cash settlement right shall for purposes of this Plan have the same effect as if the shares of Common Stock as to which such right was exercised were issued under this Plan; accordingly there shall be a decrease in the number of shares of Common Stock which thereafter may be available for purposes of granting Options under this Plan by the number of shares of Common Stock as to which an alternative cash settlement right is exercised.

10B. Withholding Tax Requirements.
     ----------------------------

     It shall be a condition of exercise of any Option (including any exercise of an alternative cash settlement right) that the Employee exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and the Employee shall furnish such information and make such representations as such officer requires to make such determination. In the event of an exercise involving an alternative cash settlement right, the Company shall withhold the Withholding Amount from the amount otherwise payable to the Employee. If the Company determines that withholding tax is required with respect to any Option exercise not involving an alternative case settlement right, the Company shall notify the Employee of the Withholding Amount, and the Employee shall pay to the Company, by check or other means acceptable to the Company, an amount not less than the Withholding Amount. In lieu of making such payment, the Employee may elect to pay the Withholding Amount by either (i) delivering to the Company a number of shares of Common Stock having an aggregate value (determined as set forth in Section 10A) as of the "measurement date" (as hereinafter defined) not less than the Withholding Amount or (ii) directing the Company to withhold (and not to deliver or issue to Employee) a number of shares of Common Stock otherwise issuable upon the Option exercise having an aggregate value (determined as set forth in Section 10A) as of the measurement date not less than the Withholding Amount; provided that if the Employee is an officer or director subject to Section 16(b) of the Exchange Act, the election to meet withholding tax requirements by the delivery or direction to withhold shares of Common Stock may only be exercised (i) during a ten-day "window" period specified in Rule 16b-3 or (ii) at least six months prior to the measurement date or (iii) at such other time as will not, in the opinion of counsel for the Company, result in any liability of such Employee under said Section 16(b). If the Company approves, an Employee may elect pursuant to the prior sentence to deliver or direct the withholding of shares of Common Stock having an aggregate value in excess of the minimum
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Withholding Amount but not in excess of the Employee's applicable highest marginal combined federal income and state income tax rate, as estimated in good faith by the Employee. Any fractional share interests resulting from the delivery or withholding of shares of Common Stock to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Common Stock delivered to or withheld by the Company pursuant to this Section 10B shall be deposited in accordance with applicable law by the Company as withholding tax for the Employee's account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option (because such Option is an Incentive Stock Option or otherwise), but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Employee shall promptly, upon being notified of the withholding requirement, pay to the Company by means acceptable to the Company the amount required to be withheld; and at its election the Company may condition any transfer of shares issued upon exercise of an Incentive Stock Option upon receipt of such payment. The term "measurement date" as used in this Section 10B shall mean the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax provisions.

10C. Exchange of Previously Acquired Stock.
     -------------------------------------

     The Options Committee, in its discretion, may (subject to the provisos to this sentence) permit the option price for the shares being acquired upon the exercise of an Option to be paid, in full or in part, by the delivery to the Company of a number of shares of Common Stock having an aggregate value (determined as set forth in Section 10A) as of the "exercise measurement date" (as hereinafter defined) equal to the exercise price for the shares being acquired; provided that if the Employee exercising the Option is an officer or director subject to Section 16(b) of the Exchange Act and such Employee is permitted by the Options Committee to pay the exercise price under an Option by delivery of previously acquired Common Stock, the election to deliver such Common Stock may only be made (i) during a ten-day "window" period specified in Rule 16(b)-3 or (ii) at least six months prior to the exercise measurement date or (iii) as such other time as will not, in the opinion of counsel for the Company, result in any liability of such Employee under said Section 16(b); provided further that if the shares of Common Stock being delivered as payment for all or part of the exercise price under an Option were acquired pursuant to the exercise of another Option, such Common Stock must have been owned by the Employee for at least six months preceding the exercise measurement date; and provided further that this Section 10C shall only be available for, and applicable to, Options granted subsequent to September 30, 1986. The term "exercise measurement date" as used in this Section 10C shall mean the date on which the Option is exercised in accordance with Section 10.

11.  Transferability of Options.
     --------------------------
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     Options shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

12.  Termination of Employment or Death of Optionee.
     ----------------------------------------------

        Except as expressly provided herein, Options shall terminate on the earlier of:

     1. the date of expiration thereof, specified pursuant to paragraph 8 of this Plan;

     2. immediately upon termination of the employment relationship between the Company and the optionee for cause, or

     3. thirty (30) days or, if the written option agreement (as specified pursuant to paragraph 18 hereof) specifically provides, for a longer period not to exceed one year after termination of the employment relationship between the Company and the optionee without cause, other than death or retirement in good standing from the employ of the Company for reasons of age or disability under then established rules of the Company or the subsidiary employing the optionee.

Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment's relationship shall be determined by the Options Committee.

     In the event of the death of the holder of an Option while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination to exercise such Option which shall have vested immediately prior to his death. If, before the date of expiration of an Option, the optionee shall be retired in good standing from the employee of the Company for reasons of age or disability under the then established rules of the Company, such Option shall terminate on the earlier of such date of expiration or 90 days after the date of such retirement unless the written option agreement specifically provides for a longer period not to exceed one year after the date of such retirement unless the written option agreement specifically provides for a longer period not to exceed one year after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such retirement.

     For all purposes of this Plan, an employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company or by any subsidiary of the Company.
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13.  Requirements Imposed by Law.
     ---------------------------

     The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Options Committee shall be final, binding and conclusive.

     The Company shall not be required to issue any shares upon exercise of any Option unless the Company has received the optionee's representation or other evidence satisfactory to it to the effect that the holder of such Option will not transfer such Shares in any manner which would constitute a violation of any securities or other law, or which would not be in compliance with such other conditions as the Options Committee may deem appropriate.

14.  No Rights as Stockholders.
     -------------------------

     No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of exercise of such Option; and, except as otherwise provided in paragraph 16 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of such exercise of such Option.

15.  No Employment Obligation.
     ------------------------

     The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to him.

16.  Changes in the Firm's Capital Structure.
     ---------------------------------------

     The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or prior preference stock senior to or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, or pay a dividend in shares of its Class A or Class B Common Stock, then (a) the number, type, and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle each optionee to receive upon exercise of his Option, for the same aggregate consideration, the same total number and type of shares as he would have received as a result of the event requiring the adjustment had he exercised his Option in full immediately prior to such event; provided, however, that, if any such adjustment would result in the right to purchase a fractional share, the number of shares subject to the Option will be decreased to the next lower whole number; (b) the number and type of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and type of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment; and (c) the maximum number of shares of Common Stock that any Employee may acquire pursuant to a grant of Options (including under the alternative cash settlement right) in any one taxable year of the Company as set forth in the third sentence of the first paragraph of paragraph 3 shall be adjusted by substituting for such number of shares that number of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring adjustment.

     If the Company shall be a party to any merger or consolidation or effect any recapitalization which causes a change in the Common Stock which does not effect an adjustment under the prior paragraph, the Options Committee, in its discretion, may, if it considers it to be appropriate to carry out the intent and purpose of the Plan, make such adjustments in the nature or amount of securities subject to the Options or the Option price as it considers appropriate, and such adjustments shall be binding and conclusive on all holders of Options.

     Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

17.  Amendment or Termination of Plan.
     --------------------------------

     The Board of the Directors of the Company may modify revise or terminate this Plan at any time and from time to time, except that neither the aggregate number of shares issuable pursuant to this Plan nor the minimum option price specified in paragraph 7 of this Plan shall, other than by operation of paragraph 16, hereof, be adjusted without the consent of the holders of Class A and Class B Common Stock having a majority of the voting power.

18.  Written Agreement.
     -----------------

     Each Option granted hereunder shall be embodied in a written option agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the optionee and by the President or a Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Options Committee in its discretion shall deem advisable.

19.  Director and Stockholder Approval; Duration of Plan.
     ---------------------------------------------------

     This Plan was initially duly adopted by the Board of Directors on September 26, 1983 and approved by the stockholders of the Company on January 25, 1984. Amendments to this Plan since such dates have been duly approved by the Board of Directors and, as required by this Plan or Rule 16b-3 or Section 162(m) as in effect from time to time, have been approved by the stockholders of the Company. Options may not be granted under this Plan after September 26, 2003. This Plan shall terminate (a) when the total amount of Common Stock with respect to which Options may be granted shall have been issued upon the exercise of Options, or
(b) by action of the Board of Directors pursuant to paragraph 17 hereof, whichever shall first occur.